     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1999

                                                      REGISTRATION NO. 333-75195
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          CARRIER1 INTERNATIONAL S.A.
             (Exact name of Registrant as specified in its charter)

               LUXEMBOURG                                   4813                                   98-0199626
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                                ROUTE D'ARLON 3
                          L-8009 STRASSEN, LUXEMBOURG
                             (011) (41-1) 297-2600

              (Address, including ZIP code, and telephone number,
       including area code, of Registrant's principal executive offices)
                         ------------------------------

                                 KEES VAN OPHEM
                  VICE PRESIDENT, PURCHASE AND GENERAL COUNSEL
                          CARRIER1 INTERNATIONAL GMBH
                               MILITARSTRASSE 36
                          CH-8004 ZURICH, SWITZERLAND
                             (011) (41-1) 297-2600

           (Name, address, including ZIP code, and telephone number,
            including area code, of Registrant's agent for service)
                         ------------------------------

                                 WITH COPY TO:
                           DAVID A. BRITTENHAM, ESQ.
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 909-6000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM
                                                                             OFFERING            PROPOSED           AMOUNT OF
               TITLE OF EACH CLASS                     AMOUNT TO BE         PRICE PER       MAXIMUM AGGREGATE      REGISTRATION
          OF SECURITIES TO BE REGISTERED                REGISTERED         SECURITY(1)      OFFERING PRICE(1)         FEE(3)
13 1/4% Senior Dollar Notes Due 2009..............     $160,000,000            100%            $160,000,000         $44,480.00
                                                     [Euro]85,000,000
13 1/4% Senior Euro Notes Due 2009................   ($92,803,000)(2)          100%            $92,803,000          $25,800.00

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 promulgated under the Securities Act of 1933, as amended.

(2) Euro amounts have been translated into U.S. Dollars at [Euro]1=$1.0918, which was the noon buying rate in New York City for cable transfers in Euro as certified for customs purposes by the Federal Reserve Bank of New York on March 23, 1999.

(3) Paid with the initial filing of the Registration Statement.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Under Luxembourg law, civil liability of directors both to the company and to third parties is generally considered to be a matter of public policy. It is possible that Luxembourg courts would declare void an explicit or even implicit contractual limitation on directors' liability to Carrier1 International S.A. Carrier1 International S.A., however, can validly agree to indemnify the directors against the consequences of liability actions brought by third parties (including shareholders if such shareholders have personally suffered a damage which is independent of and distinct from the damage caused to the company).

    Under Luxembourg law, an employee of Carrier1 International S.A. can only be liable to Carrier1 International S.A. for damages brought about by his or her willful acts or gross negligence. Any arrangement providing for the indemnification of officers against claims of Carrier1 would be contrary to public policy. Employees are liable to third parties under general tort law and may enter into arrangements with Carrier1 International S.A. providing for indemnification against third party claims.

    Under Luxembourg law, an indemnification agreement can never cover a willful act or gross negligence.

    Carrier1 intends to implement an agreement providing for the indemnification of officers and directors (the "Agreement"), having terms substantially similar to the following:

        The corporation shall indemnify any director, any member of any committee designated by the board of directors and any fonde de pouvoir and his or her heirs, executors and administrators, against expenses (including attorneys' fees) judgments and fines in connection with any action, suit or proceeding or appeal therefrom, to which he or she may be made a party by reason of his or her being or having been a director or a member of any committee designated by the board of directors or a fonde de pouvoir of the corporation, or, at the request of the corporation, of any other corporation partnership, joint venture, trust or other enterprise in which the corporation holds a direct or indirect ownership interest or of which the corporation is a direct or indirect creditor and by which he or she is not entitled to be indemnified, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; and in the event of a settlement, such indemnification shall be provided for all expenses incurred and amounts paid in connection with such settlement unless the corporation is advised by its legal counsel that the person to be indemnified did not meet the above-indicated standard of conduct; except that in the case of an action or suit brought by the corporation against such a director, committee member or fonde de pouvoir to procure a judgment in favor of the corporation (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) notwithstanding, any other provisions hereof, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Luxembourg Courts or the courts in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs and expenses as the Luxembourg Court or such other court may deem legal and proper.

        The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, committee member or fonde de pouvoir of the corporation, or is or was serving at the request of the corporation in any equivalent position in any such other corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Agreement, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors. If the Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each such director, committee member or fonde de pouvoir and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of the Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

        Subject to the applicable provisions of Luxembourg law and in particular
    Section 59 of the Luxembourg Law on Commercial Companies, no director, committee member or fonde de pouvoir of the corporation shall be liable to the corporation or its stockholders for his actions or omissions when performing his duties as a director, committee member or fonde de pouvoir, provided that nothing contained in the Agreement shall eliminate or limit the liability of a director, committee member or fonde de pouvoir (i) for any breach of his duty of loyalty to the corporation or its stockholder,
    (ii) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of the law, or (iii) for any transaction from which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) EXHIBITS


  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       3.1   Articles of Incorporation of Carrier1 International S.A.*
       4.1   Indenture, dated as of February 19, 1999, between Carrier1 International S.A. and the Chase Manhattan
             Bank, as Trustee, relating to Carrier1 International S.A.'s 13 1/4 Senior Dollar Notes Due 2009*
       4.2   Form of 13 1/4 Senior Dollar Note (included in Exhibit 4.1)
       4.3   Indenture, dated as of February 19, 1999, between Carrier1 International S.A. and the Chase Manhattan
             Bank, as Trustee, relating to Carrier1 International S.A.'s 13 1/4 Senior Euro Notes Due 2009*
       4.4   Form of 13 1/4 Senior Euro Note (included in Exhibit 4.3)
       4.5   Notes Registration Rights Agreement, dated February 12, 1999, among Carrier1 International S.A., Morgan
             Stanley & Co. Incorporated, Salomon Smith Barney Inc., Warburg Dillon Read LLC and Bear, Stearns & Co.
             Inc.*
       4.6   U.S. Dollar Collateral Pledge and Security Agreement, dated as of February 19, 1999, among Carrier1
             International S.A., The Chase Manhattan Bank, as Trustee and The Chase Manhattan Bank, as securities intermediary*
       4.7   Euro Collateral Pledge and Security Agreement, dated as of February 19, 1999, among Carrier1
             International S.A., The Chase Manhattan Bank, as Trustee and The Chase Manhattan Bank AG, as securities intermediary*
       5.1   Opinion of Debevoise & Plimpton
       5.2   Opinion of Bonn & Schmitt
      10.1   Dollar Warrant Agreement, dated as of February 19, 1999, between Carrier1 International S.A. and The
             Chase Manhattan Bank, as Warrant Agent*
      10.2   Euro Warrant Agreement, dated as of February 19, 1999, between Carrier1 International S.A. and The Chase
             Manhattan Bank, as Warrant Agent*

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.3   Warrants Registration Rights Agreement, dated as of February 12, 1999, between Carrier1 International
             S.A. and The Chase Manhattan Bank, as Warrant Agent*
      10.4   Carrier1 International S.A. 1999 Share Option Plan*
      10.5   Master Option Agreement, dated as of December 30, 1998, among Carrier1 International S.A., Carrier One
             LLC, Carrier1 International GmbH, Carrier1 B.V., Carrier1 France S.A.R.L., Carrier1 U.K. Limited and
             Carrier1 GmbH & Co. AG*
      10.6   Form of Option Agreement*
      10.7   Employment Agreement, dated as of March 4, 1998, between Carrier One AG and Stig Johansson*
      10.8   Employment Agreement, dated as of March 4, 1998, between Carrier One AG and Eugene A. Rizzo*
      10.9   Employment Agreement, dated as of March 26, 1998, between Carrier One AG and Terje Nordahl*
      10.10  Employment Agreement, dated as of March 4, 1998, between Carrier One AG and Joachim Bauer*
      10.11  Employment Agreement, dated as of March 4, 1998, between Carrier One AG and Kees van Ophem*
      10.12  Securities Purchase Agreement, dated as of March 1, 1999, among Carrier1, Carrier One LLC and the employee investors named therein*
      10.13  Registration Rights Agreement, dated as of March 1, 1999, among Carrier1 International S.A., Carrier One
             LLC, Stig Johansson, Joachim Bauer, Gene Rizzo, Kees van Ophem, Terje Nordahl and the other parties named therein*
      10.14  Securityholders' Agreement, dated as of March 1, 1999, among Carrier1 International S.A. and the employee investors named therein*
      10.15  Development Agreement, dated as of February 19, 1999 by and among ViCaMe Infrastructure Development
             GmbH, Viatel German Asset GmbH, Carrier 1 Fiber Network GmbH & Co. oHG, Metromedia Fiber Network GmbH,
             Viatel, Inc. and Metromedia Fiber Network, Inc.**
      10.16  Amendment No. 1 to Securityholders' Agreement and Registration Rights Agreement, dated as of March 1,
             1999*
      10.17  Amendment No. 2 to Securityholders' Agreement and Securities Purchase Agreement, dated as of March 1,
             1999*
      10.18  Amendment No. 3 to Securityholders' Agreement and Securities Purchase Agreement, dated as of March 1,
             1999*
      10.19  Amendment No. 4 to Securityholders' Agreement and Securities Purchase Agreement, dated as of March 1,
             1999*
      12.1   Calculation of Ratio of Earnings to Fixed Charges*
      21.1   List of Subsidiaries of Carrier1 International S.A.*
      23.1   Consent of Deloitte & Touche Experta AG
      23.2   Consent of Debevoise & Plimpton (included in Exhibit 5.1 hereto)
      23.3   Consent of Bonn & Schmitt (included in Exhibit 5.2 hereto)
      24.1   Power of Attorney from Glenn M. Creamer*
      24.2   Power of Attorney from Jonathan E. Dick*
      24.3   Power of Attorney from Stig Johansson*
      24.4   Power of Attorney from Mark A. Pelson*
      24.5   Power of Attorney from Victor A. Pelson*

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      24.6   Power of Attorney from Thomas J. Wynne*
      24.7   Power of Attorney from Joachim Bauer*
      25.1   Statement of Eligibility of The Chase Manhattan Bank on Form T-1*
      27.1   Financial Data Schedule*
      99.1   Form of Letter of Transmittal (Dollar Notes and DTC Held Euro Notes)*
      99.2   Form of Letter of Transmittal (Non-DTC Held Euro Notes)*
      99.3   Form of Notice of Guaranteed Delivery (Dollar Notes and DTC Held Euro Notes)*
      99.4   Form of Notice of Guaranteed Delivery (Non-DTC Held Euro Notes)*
      99.5   Instructions to Registered Holders and/or Book Entry Transfer Participant from Beneficial Owner for
             Tender of 13 1/4% Senior Dollar Notes Due 2009 and 13 1/4% Senior Euro Notes Due 2009 (DTC Held) for
             registered 13 1/4% Senior Dollar Notes Due 2009 and 13 1/4% Senior Euro Notes Due 2009 (DTC Held)*
      99.6   Instructions to Registered Holders and/or Book Entry Transfer Participant from Beneficial Owner for
             Tender of 13 1/4% Senior Euro Notes Due 2009 (Non-DTC Held) for registered 13 1/4% Senior Euro Notes Due
             2009 (Non-DTC Held)*


------------------------


*   Previously filed



**  Confidential treatment requested as to certain portions


(B) FINANCIAL STATEMENT SCHEDULES

    All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements or related notes and therefore has been omitted.

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising over the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ZURICH ON JUNE 29, 1999.


                                By:                      *
                                     -----------------------------------------
                                     Name: Stig Johansson
                                     Title: Chief Executive Officer and
                                     President


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



          SIGNATURE              CAPACITY IN WHICH SIGNED           DATE
------------------------------  ---------------------------  -------------------
                                Director, Chief Executive
              *                   Officer and President
------------------------------    (Principal Executive          June 29, 1999
        Stig Johansson            Officer)

                                Chief Financial Officer
     /s/ JOACHIM W. BAUER         (Principal Financial
------------------------------    Officer and Principal         June 29, 1999
       Joachim W. Bauer           Accounting Officer)

              *                 Director
------------------------------                                  June 29, 1999
       Glenn M. Creamer

              *                 Director
------------------------------                                  June 29, 1999
       Jonathan E. Dick

              *                 Director
------------------------------                                  June 29, 1999
        Mark A. Pelson

              *                 Director
------------------------------                                  June 29, 1999
       Victor A. Pelson

              *                 Director
------------------------------                                  June 29, 1999
       Thomas J. Wynne

                                Authorized Representative
       CARRIER 1, INC.            in the U.S.                   June 29, 1999




By:      /s/ KEES VAN OPHEM
      -------------------------
         Kees van Ophem, ITS                                    June 29, 1999
              SECRETARY

*By:    /s/ JOACHIM W. BAUER
      -------------------------
          Joachim W. Bauer                                      June 29, 1999
        by Power of Attorney

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       3.1   Articles of Incorporation of Carrier1 International S.A.*
       4.1   Indenture, dated as of February 19, 1999, between Carrier1 International S.A. and the Chase Manhattan
             Bank, as Trustee, relating to Carrier1 International S.A.'s 13 Senior Dollar Notes Due 2009*
       4.2   Form of 13 Senior Dollar Note (included in Exhibit 4.1)
       4.3   Indenture, dated as of February 19, 1999, between Carrier1 International S.A. and the Chase Manhattan
             Bank, as Trustee, relating to Carrier1 International S.A.'s 13 Senior Euro Notes Due 2009*
       4.4   Form of 13 Senior Euro Note (included in Exhibit 4.3)
       4.5   Notes Registration Rights Agreement, dated February 12, 1999, among Carrier1 International S.A., Morgan
             Stanley & Co. Incorporated, Salomon Smith Barney Inc., Warburg Dillon Read LLC and Bear, Stearns & Co.
             Inc.*
       4.6   U.S. Dollar Collateral Pledge and Security Agreement, dated as of February 19, 1999, among Carrier1
             International S.A., The Chase Manhattan Bank, as Trustee and The Chase Manhattan Bank, as securities intermediary*
       4.7   Euro Collateral Pledge and Security Agreement, dated as of February 19, 1999, among Carrier1
             International S.A., The Chase Manhattan Bank, as Trustee and The Chase Manhattan Bank AG, as securities intermediary*
       5.1   Opinion of Debevoise & Plimpton
       5.2   Opinion of Bonn & Schmitt
      10.1   Dollar Warrant Agreement, dated as of February 19, 1999, between Carrier1 International S.A. and The
             Chase Manhattan Bank, as Warrant Agent*
      10.2   Euro Warrant Agreement, dated as of February 19, 1999, between Carrier1 International S.A. and The Chase
             Manhattan Bank, as Warrant Agent*
      10.3   Warrants Registration Rights Agreement, dated as of February 12, 1999, between Carrier1 International
             S.A. and The Chase Manhattan Bank, as Warrant Agent*
      10.4   Carrier1 International S.A. 1999 Share Option Plan*
      10.5   Master Option Agreement, dated as of December 30, 1998, among Carrier1 International S.A., Carrier One
             LLC, Carrier1 International GmbH, Carrier1 B.V., Carrier1 France S.A.R.L., Carrier1 U.K. Limited and
             Carrier1 GmbH & Co. AG*
      10.6   Form of Option Agreement*
      10.7   Employment Agreement, dated as of March 4, 1998, between Carrier One AG and Stig Johansson*
      10.8   Employment Agreement, dated as of March 4, 1998, between Carrier One AG and Eugene A. Rizzo*
      10.9   Employment Agreement, dated as of March 26, 1998, between Carrier One AG and Terje Nordahl*
      10.10  Employment Agreement, dated as of March 4, 1998, between Carrier One AG and Joachim Bauer*
      10.11  Employment Agreement, dated as of March 4, 1998, between Carrier One AG and Kees van Ophem*
      10.12  Securities Purchase Agreement, dated as of March 1, 1999, among Carrier1, Carrier One LLC and the employee investors named therein*
      10.13  Registration Rights Agreement, dated as of March 1, 1999, among Carrier1 International S.A., Carrier One
             LLC, Stig Johansson, Joachim Bauer, Gene Rizzo, Kees van Ophem, Terje Nordahl and the other parties named therein*

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.14  Securityholders' Agreement, dated as of March 1, 1999, among Carrier1 International S.A. and the employee investors named therein*
      10.15  Development Agreement, dated as of February 19, 1999 by and among ViCaMe Infrastructure Development
             GmbH, Viatel German Asset GmbH, Carrier 1 Fiber Network GmbH & Co. oHG, Metromedia Fiber Network GmbH,
             Viatel, Inc. and Metromedia Fiber Network, Inc.**
      10.16  Amendment No. 1 to Securityholders' Agreement and Registration Rights Agreement, dated as of March 1,
             1999*
      10.17  Amendment No. 2 to Securityholders' Agreement and Securities Purchase Agreement, dated as of March 1,
             1999*
      10.18  Amendment No. 3 to Securityholders' Agreement and Securities Purchase Agreement, dated as of March 1,
             1999*
      10.19  Amendment No. 4 to Securityholders' Agreement and Securities Purchase Agreement, dated as of March 1,
             1999*
      12.1   Calculation of Ratio of Earnings to Fixed Charges*
      21.1   List of Subsidiaries of Carrier1 International S.A.*
      23.1   Consent of Deloitte & Touche Experta AG
      23.2   Consent of Debevoise & Plimpton (included in Exhibit 5.1 hereto)
      23.3   Consent of Bonn & Schmitt (included in Exhibit 5.2 hereto)
      24.1   Power of Attorney from Glenn M. Creamer*
      24.2   Power of Attorney from Jonathan E. Dick*
      24.3   Power of Attorney from Stig Johansson*
      24.4   Power of Attorney from Mark A. Pelson*
      24.5   Power of Attorney from Victor A. Pelson*
      24.6   Power of Attorney from Thomas J. Wynne*
      24.7   Power of Attorney from Joachim Bauer*
      25.1   Statement of Eligibility of The Chase Manhattan Bank on Form T-1*
      27.1   Financial Data Schedule*
      99.1   Form of Letter of Transmittal (Dollar Notes and DTC Held Euro Notes)*
      99.2   Form of Letter of Transmittal (Non-DTC Held Euro Notes)*
      99.3   Form of Notice of Guaranteed Delivery (Dollar Notes and DTC Held Euro Notes)*
      99.4   Form of Notice of Guaranteed Delivery (Non-DTC Held Euro Notes)*
      99.5   Instructions to Registered Holders and/or Book Entry Transfer Participant from Beneficial Owner for
             Tender of 13 1/4% Senior Dollar Notes Due 2009 and 13 1/4% Senior Euro Notes Due 2009 (DTC Held) for
             registered 13 1/4% Senior Dollar Notes Due 2009 and 13 1/4% Senior Euro Notes Due 2009 (DTC Held)*
      99.6   Instructions to Registered Holders and/or Book Entry Transfer Participant from Beneficial Owner for
             Tender of 13 1/4% Senior Euro Notes Due 2009 (Non-DTC Held) for registered 13 1/4% Senior Euro Notes Due
             2009 (Non-DTC Held)*


------------------------


*   Previously filed



**  Confidential treatment requested as to certain portions